Exhibit 23.9



                          Independent Auditors' Consent

To the Partners
Resources Accrued Mortgage Investors L.P. - Series 86

We consent to the use in registration statement No. 333-87968 on Form S-4 of our report included herein dated February 18, 2003 relating to the financial statements of Resources Accrued Mortgage Investors L.P. - Series 86, included in the Partnership's Annual Report on Form 10-KSB for the year ended December 31, 2002, and to the reference to our firm under the heading "Experts" in the registration statement filed by Knight Fuller, Inc.





                                          /s/ Imowitz Koenig & Co., LLP


New York, New York
May 22, 2003